SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant [x]
Filed by a Party other than the Registrant []
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Pathfinder Bancorp, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


            --------------------------------------------------------
                   (Name of Person(s) Filling Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5)  Total fee paid:
         .......................................................................
[ ]  Fee previously paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 4, 2001


Dear Shareholder:

     We cordially invite you to attend the Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Econolodge, 70 East Bridge Street, Oswego, New York at 10:00 a.m., Eastern Time, on April 25, 2001.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

     The Annual Meeting is being held so that shareholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's auditors for fiscal year 2001. In addition, at the Annual Meeting, shareholders will consider and vote on a Plan of Charter Conversion by which the Company will convert its charter from a Delaware corporation regulated by the New York Banking Department and the Board of Governors of the Federal Reserve System, to a Federal corporation regulated by the Office of Thrift Supervision.

     For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors, the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's auditors and the Plan of Conversion.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



/s/ Thomas W. Schneider
- --------------------------
Thomas W. Schneider
President and Chief Executive Officer

                            Pathfinder Bancorp, Inc.
                              214 West First Street
                             Oswego, New York 13126
                                 (315) 343-0057

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 25, 2001

     Notice is hereby given that the Annual Meeting of Pathfinder Bancorp, Inc., (the "Company") will be held at the Econolodge, 70 East First Street, Oswego, New York on April 25, 2001 at 10:00 a.m., Eastern Time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.  The election of three Directors to the Board of Directors;

     2. The approval of the Plan of Charter Conversion by which the Company will convert its charter from a Delaware corporation to a Federal corporation;

     3. The ratification of the appointment of PricewaterhouseCoopers, LLP as auditors for the Company for the fiscal year ending December 31, 2001; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 21, 2001, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                        By Order of the Board of Directors


                                        /s/ Melissa A. Miller
                                        --------------------------------
                                        Melissa A. Miller
                                        Secretary
April 4, 2001

    IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO
             POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                            Pathfinder Bancorp, Inc.
                              214 West First Street
                             Oswego, New York 13126
                                 (315) 343-0057

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pathfinder Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the Econolodge, 70 East First Street, Oswego, New York on April 25, 2001, at 10:00 a.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about April 4, 2001.

- --------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
- --------------------------------------------------------------------------------

     Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement. If any other matters are properly brought before the Annual Meeting the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

- --------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
- --------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock") as of the close of business on March 21, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 2,884,720 shares of Common Stock issued and 2,601,495 shares of Common Stock outstanding of which 1,578,239 were held by Pathfinder Bancorp, M.H.C. (the "Mutual Holding Company"), and 1,023,256 of which were held by shareholders other than the Mutual Holding Company ("Minority Shareholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for ratification of PricewaterhouseCoopers, LLP as the Company's auditors. The approval of the Plan of Charter Conversion must be approved by a majority of the outstanding shares of Common Stock. Consequently, broker non-votes or proxies marked "ABSTAIN" will have the same effect as a vote against the Plan of Conversion. Management of the Company anticipates that the Mutual Holding Company, the majority shareholder of the Company, will vote all of its shares in favor of the Plan of Charter Conversion. If the Mutual Holding Company votes all of its shares in favor of the Plan of Charter Conversion, the approval of the Plan of Charter Conversion would be assured.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by Directors individually, by executive officers individually, by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                   Amount of Shares
                                  Owned and Nature             Percent of Shares
Name and Address of                of Beneficial                of Common Stock
Beneficial Owners                Ownership (1) (4)               Outstanding
- -----------------------          -------------------          ------------------
Directors and Officers (2):

Chris C. Gagas                       74,237    (5)                      2.9%
Thomas W. Schneider                   7,169    (6)                      0.3
Chris R. Burritt                     16,600    (7)                      0.6
George P. Joyce                         150                             0.0
Raymond W. Jung                      12,684                             0.5
Bruce E. Manwaring                   11,865                             0.5
L. William Nelson, Jr.               23,550    (8)                      0.9
Janette Resnick                       5,400    (9)                      0.2
Corte J. Spencer                     10,800    (10)                     0.4
Steven W. Thomas                      6,200                             0.2
W. David Schermerhorn                 6,749    (11)                     0.3
James A. Dowd                         7,439    (12)                     0.3
Gregory L. Mills                      3,994    (13)                     0.1
Melissa A. Miller                     3,077    (14)                     0.1

All Directors and Executive         189,914                             7.3
 Officers as a Group (14 persons)(3)

Principal Shareholders:

Pathfinder Bancorp, M.H.C. (3)    1,578,239                            60.7
214 West First Street
Oswego, New York 13126

Pathfinder Bancorp, M.H.C.        1,757,809                            67.6
and all Trustees and Executive
Officers of Pathfinder Bancorp,
MHC as a group (11 persons)

Pathfinder Bank (4)                  91,098                             3.5
Employee Stock Ownership Plan
214 West First Street
Oswego, New York 13126

Pathfinder Bank                      15,750                             0.6
Management Recognition and
Retention Program
214 West First Street
Oswego, New York 13126

Jewelcor Management                 158,714                             6.1
Consulting Corp.
100 N. Wilkes-Barre Boulevard
Wilkes-Barre, Pennsylvania 18702
- ---------------------------
                                             (footnotes continued on next page)
                                        2

(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.
(2) The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
(3) All but three of the Company's executive officers and directors are also executive officers and trustees of the Mutual Holding Company. (4) Includes 91,098 shares, of which 52,402 are unallocated and as to which the Employee Stock Ownership Plan (the "ESOP") trustee has sole voting and investment power and 38,696 of which are allocated and as to which the ESOP trustee has shared voting and sole investment power.
(5) Mr. Gagas has sole voting and investment power over 70,704 shares and shared voting and investment power over 3,533 shares. Also includes 24,000 shares underlying options which are exercisable within 60 days from the record date.
(6) Mr. Schneider has sole voting and investment power over 6,869 shares and shared voting and investment power over 300 shares. Also includes 3,000 shares underlying options which are exercisable within 60 days from the record date.
(7) Mr. Burritt has sole voting and investment power over 16,450 shares and shared voting and investment power over 150 shares. Also includes 3,750 shares underlying options which are exercisable within 60 days from the record date.
(8) Mr. Nelson has sole voting and investment power over 5,070 shares and shared voting and investment power over 18,480 shares. Also includes 3,750 shares underlying options which are exercisable within 60 days from the record date.
(9) Ms. Resnick has sole voting power over 5,100 shares and shared voting and investment power over 300 shares. Also includes 2,500 shares underlying options which are exercisable within 60 days of the record date.
(10) Mr. Spencer has sole voting and investment power over 5,100 shares and shared voting and investment power over 300 shares. Also includes 3,750 shares underlying options which are exercisable within 60 days of the record date.
(11) Mr. Schermerhorn has sole voting and investment power over all shares reported. Also includes 3,000 shares underlying options which are exercisable within 60 days from the record date.
(12) Mr. Dowd has sole voting and investment power over all shares reported. Also includes 1,500 shares underlying options which are exercisable within 60 days from the record date.
(13) Mr. Mills has sole voting and investment power over 3,954 shares and shared voting and investment power over 40 shares. Also includes 1,500 shares underlying options which are exercisable within 60 days from the record date.
(14) Ms. Miller has sole voting and investment power over all shares reported. Also includes 1,500 shares underlying options which are exercisable within 60 days from the record date.

- --------------------------------------------------------------------------------
                        PROPOSAL 1--ELECTION OF DIRECTORS
- --------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of nine members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors, Steven W. Thomas, Corte J. Spencer and Janette Resnick who are currently members of the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                                                           Shares of
                                                                                         Common Stock
                                                                                         Beneficially
                                      Position            Director     Current Term        Owned on        Percent
     Name (1)           Age             Held              Since (2)      to Expire      Record Date (3)   Of Class
     --------           ---             ----              ---------      ---------      ---------------   --------

                                    NOMINEES

Steven W. Thomas        39            Director              2000           2001             6,200            0.2%
Corte J. Spencer        58            Director              1984           2001            10,800            0.4
Janette Resnick         59            Director              1996           2001             5,400            0.2

                         DIRECTORS CONTINUING IN OFFICE

Chris C. Gagas          70      Chairman of the Board       1966           2002             74,237           2.9
Chris R. Burritt        48            Director              1986           2002             16,600           0.6
Raymond W. Jung         71            Director              1978           2002             12,684           0.5
Bruce E. Manwaring      60            Director              1984           2003             11,865           0.5
L. William Nelson, Jr.  57            Director              1986           2003             23,550           0.9
George P. Joyce         50            Director              2000           2003                150          --


(1) The mailing address for each person listed is 214 West First Street, Oswego, New York 13126. Each of the persons listed, with the exception of Messrs. Joyce and Thomas, is also a Trustee of Pathfinder Bancorp, M.H.C., which owns the majority of the Company's issued and outstanding shares of Common Stock.
(2) Dates prior to 1995 reflect initial appointment to the Board of Trustees of the mutual predecessor to Pathfinder Bank.
(3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof."

     The principal occupation during the past five years of each Director and Executive Officer is set forth below. All Directors and Executive Officers have held their present positions for five years unless otherwise stated.

     Chris C. Gagas is Chairman of the Company, and its principal subsidiary, Pathfinder Bank ( the"Bank"). Until his retirement on January 14, 2000, Mr. Gagas was also President and Chief Executive Officer of the Company and the Bank. Mr. Gagas had served as an officer of the Company since 1986.

     Chris R. Burritt is the president and general manager of R.M. Burritt Motors, Inc./Chris Cross, Inc., an automobile dealership located in Oswego, New York.

     Raymond W. Jung is retired. Previously Mr. Jung was the owner of Raymond's Jewelers in Oswego, New York.

     Bruce E. Manwaring is the Chamberlain for the City of Oswego. Prior to his appointment in 1999, Mr. Manwaring was the owner of Oswego Printing Co. located in Oswego, New York.

     L. William Nelson, Jr. is the owner and manager of Nelson Funeral Home located in Oswego, New York.

     Steven W. Thomas is a licensed real estate broker and a developer. Mr. Thomas owns and operates three Dunkin Donuts franchises and two hotels in Oswego County. Mr. Thomas additionally is involved in numerous commercial development projects in Oswego County and operates a number of businesses within central New York.

     George P. Joyce is the owner and operator of Laser Transit, Ltd., Lacona, NY, a key Central New York logistics services provider. Mr. Joyce is also the general manager of Oswego Warehousing, Inc., Oswego, NY.

     Janette Resnick is the Executive Director of Oswego County Opportunities, a private, not for profit human services agency located in Oswego and Fulton, New York.

     Corte J. Spencer is the Chief Executive Officer and Administrator of Oswego Hospital and the managing director of Oswego Health, Inc. located in Oswego, New York.

Executive Officers of the Company who are not Directors.

     Thomas W. Schneider is the President of the Company and the Bank. Prior to his appointment as President in 2000, Mr. Schneider was the Executive Vice President and Chief Financial Officer of the Company and the Bank.

     W. David Schermerhorn is Executive Vice President and the Senior Loan Officer of the Company and the Bank. Mr. Schermerhorn is responsible for the credit administration, trust, and investment services.

     James A. Dowd, CPA is a Vice President and the Treasurer of the Company and the Bank. Mr. Dowd is responsible for the accounting, finance, and human resources departments.

     Gregory L. Mills is a Vice President of the Company and the Bank. Mr. Mills is responsible for branch administration and marketing.

     Melissa A. Miller is a Vice President and the Corporate Secretary of the Company and the Bank. Ms. Miller is responsible for deposit operations, security, and information services.

Ownership Reports by Officers and Directors

     The Common  Stock of the  Company is  registered  with the SEC  pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Meetings and Committees of the Board of Directors

     The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2000, the Board of Directors held 13 regular and special meetings. During the year ended December 31, 2000, no director attended fewer than 85% percent of the total meetings of the Board of Directors and committees on which such director served.

     The Human Resources Committee meets periodically to review the performance of officers and employees and to determine compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Human Resources Committee. In the year ending December 31, 2000, the Human Resources Committee consisted of directors Gagas, Spencer, Jung and Nelson. The Human Resources Committee met two times during the year ended December 31, 2000.

     The Nominating Committee meets once a year to nominate Directors to fulfill the terms of the upcoming year. In the year ended December 31, 2000, the nominating committee was comprised of Directors Joyce, Jung, Nelson and Thomas.

     The Audit Committee consists of directors Jung, Resnick, Spencer and Manwaring. The Audit Committee meets on a quarterly basis with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the
                                       5

Audit Committee, which is attached to this proxy statement as Exhibit A. The Audit Committee met four times during the year ended December 31, 2000.

Audit Committee Report

     The Company appointed PricewaterhouseCoopers, LLC ("PwC") as auditors for the fiscal year ended December 31, 2000. The following is a discussion of fees related to services provided by PwC to the Company:

Audit Fees

     Aggregate fees billed for PwC's audit of the Company's 2000 annual financial statements and Form 10Q filings were $72,950.

All Other Fees

     Aggregate fees billed for other services rendered by PwC for the Company during the fiscal year ended December 31, 2000 were as follows:

         Recurring and non-recurring tax services                     $  10,410
         Actuarial service                                                3,000
         Redesign of internal audit program                               8,550

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

    o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000;

    o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

    o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit
         Committees, and has discussed with the independent auditors their independence.

    o Considered the compatibility of non-audit services described above with maintaining auditor independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                   This report has been provided by the Audit
                                   Committee:

             Messrs, Jung, Resnick, Spencer, Manwaring, and Nelson.

                               ------------------

Performance Graph

     Set forth hereunder is a performance graph comparing (a) the total return on the Common Stock for the period beginning on January 1, 1996 through December 31, 2000, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the yearly cumulative total return on stocks included in the SNL Thrift Index over such period. The cumulative total return on the Common Stock was computed assuming the reinvestment of cash dividends during the fiscal year. [GRAPHIC OMITTED]



                                                              Period Ending
INDEX                                 12/31/95   12/31/96   12/31/97   12/31/98 12/31/99     12/31/00
- --------------------------------------------------------------------------------------------------------
Pathfinder Bancorp, Inc.                100.00      91.29     296.44     136.40     135.87      98.90
NASDAQ - Total US                       100.00     123.04     150.69     212.51     394.92     237.62
SNL Thrift Index                        100.00     130.30     221.71     195.00     159.29     254.35

     There can be no assurance that the Common Stock's performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

Personnel Committee Interlocks and Insider Participation

     The full Board of Directors of the Company determines the salaries to be paid each year to the officers of the Company.

Report of the Board of Directors on Executive Compensation

     Under SEC rules, the Company is required to disclose certain data and information regarding compensation and benefits of its Chief Executive Officer and other executive officers. The disclosure includes the use of tables and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting these individuals. In fulfilling of this requirement, the Board of Directors of the Company has prepared the following report for inclusion in this proxy statement.

     The  Board of  Directors  annually  reviews  the  performance  of the Chief
Executive Officer and other executive officers and approves changes to base compensation as well as the amount of any bonus to be awarded. In determining whether the base salary of an officer should be increased, the Board of Directors takes into account individual performance, performance of the Company and information regarding compensation paid to executives of peer group institutions made to executives performing similar duties for financial institutions in the Bank's market area.

     While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and Vice Presidents, and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, earnings contribution to capital, capital strength, asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and senior officers. Non-quantitative factors considered by the Board of Directors in fiscal 2000 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by customer and community complaints and compliments. While the Board of Directors considered each of the quantitative and non-quantitative factors described above, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and Vice Presidents.

     On January 15, 2000, Chris C. Gagas retired as President and Chief Executive Officer of the Company and the Bank. Mr. Gagas remained as the Chairman of the Board of the Company. Thomas Schneider was appointed by the Board of Directors to serve as the new President and Chief Executive Officer of the Company and the Bank. Previously, Mr. Schneider served as Executive Vice President and Chief Financial Officer of the Company and the Bank. In April 2000, the Company implemented an early retirement program under which two executive officers of the Company retired. With the retirement of these two individuals, the remaining executive officers assumed the responsibilities that Mr. Schneider had as Executive Vice President and Chief Financial Officer as well as the responsibilities of the two retired executive officers. Based upon its review of the above factors, the Board of Directors approved an increase in the base salary of the President and each of the four remaining Vice Presidents. Accordingly, the Board of Directors approved salary increases totaling $83,000 for the Company's and Bank's five executive officers including Mr. Schneider. As a result of the various personnel changes the Board approved an increase in Mr. Schneider's base salary to $120,000 per annum. The 2000 total base compensation for all executive officers was $400,000, as compared to $642,000 in 1999 for the compensation of eight executive officers.

     This as been provided by the Board of Directors: Chris C. Gagas, Chris R. Burritt, George P. Joyce, Raymond W. Jung, Bruce E. Manwaring, L. William Nelson, Jr., Janette Resnick, Corte J. Spencer and Stephen W. Thomas.

Directors' Compensation

     Each non-employee director receives an annual retainer fee of $6,000, a meeting fee of $500 for each Board meeting attended and $300 for each committee meeting attended. Employee directors do not receive monthly meeting fees. The Bank paid a total of $141,000 in director fees during the year ending December 31, 2000.

Executive Compensation

     The following table sets forth for the year ended December 31, 2000, certain information as to the total remuneration paid by the Company to Mr. Schneider, the Company's chief executive officer. No other officer of the Company received cash compensation exceeding $100,000 in 2000.



                                                SUMMARY COMPENSATION TABLE
==========================================================================================================================
                          Annual Compensation                                 Long-Term Compensation
                                                                                      Awards
                         Fiscal
                          Years                               Other      Restricted
                          Ended                               Annual        Stock     Options/               All Other
       Name and         December     Salary      Bonus     Compensation   Award(s)      SARs                Compensation
Principal Position (1)     31        ($)(2)       ($)         ($)(3)       ($)(4)      (#)(5)    Payouts       ($)(3)
Thomas W.  Schneider      2000        $120,000    --           --          $2,718      1,000       --          $5,367
President and Chief
Executive Officer

====================== =========== =========== ========== ============== =========== ========== ==========================

(1) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000. Mr. Schneider became Chief Executive
     Officer in January 2000.
(2) Includes compensation deferred at the election of the named individual under the Company's cafeteria plan.
(3) The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individuals. (4) Amount represent compensation associated with the vested portion of stock awards granted under the Management Recognition and Retention Plan.
(5) Amount represents the vested portion of option shares granted under the Stock Option Plan.
(6) Includes 768 shares allocated to Mr. Schneider under the Company's Stock Ownership Plan.

Benefits

     Medical and Life Insurance and Educational Assistance. The Company provides full-time employees with medical and life and accidental death and dismemberment insurance. In addition, the Company maintains a "cafeteria plan" for employees, which permits qualifying employees to allocate a portion of their compensation, on a pre-tax basis, for the payment of medical, dental and dependent care expenses as well as the payment of certain insurance premiums. The Company also offers educational assistance to full-time employees who have worked for the Company for at least one year and who desire to take courses at any accredited school of learning. The Company also provides long-term disability income insurance for all employees equal to the lesser of $6,000 per month or 60% of the employee's basic monthly earnings.

     Defined Benefit Plan. The Company maintains a tax-qualified noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked for the Company for at least one year and have been credited with 1,000 or more hours of employment with the Company during the year are eligible to accrue benefits under the Retirement Plan. The Company contributes annually to the Retirement Plan an amount necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA").

     At the normal retirement age of 65 the plan is designed to provide a life annuity. The retirement benefit provided is equal to 2% of a participant's average monthly compensation based on the average of the three consecutive years during the last 10 years of employment which provides the highest monthly average compensation multiplied by the participant's years of credited service (not to exceed 30 years) to the normal retirement date. Retirement benefits also are payable upon retirement due to early and late retirement. Benefits also are paid from the Retirement Plan upon a Participant's disability or death. A reduced benefit is payable upon early retirement at or after age 60, or the completion of 30 years of service with the Company. Upon termination of employment other than as specified above, a participant who was employed by the Company for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms. At December 31, 2000, the market value of the Retirement Plan trust fund was approximately $3.2 million. For the plan year ended September 30, 2000, the Company made no contribution to the Retirement Plan.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in plan year 2000, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                     YEARS OF BENEFIT SERVICE AT RETIREMENT
Final Average
Compensation              15            20            25               30
- ------------           -------        -------       -------          -------
 $28,333                $7,500        $10,000       $12,500          $15,000
 $50,000               $15,000        $20,000       $28,333          $30,000
 $75,000               $22,500        $30,000       $37,500          $45,000
$100,000               $30,000        $40,000       $50,000          $60,000
$150,000(1)            $45,000        $60,000       $75,000          $90,000
================================================================================
- ------------------------------------

(1) Under Section 401(a)(17) of the Code, the maximum amount of compensation that may be taken into account under the Retirement Plan in the 2000 Plan Year is $190,000.

     As of December 31, 2000, Thomas W. Schneider had 12 years of credited service (i.e., benefit service) under the Retirement Plan.

     Employee Savings Plan. The Company maintains the Employee Savings Plan which is a qualified, tax- exempt profit sharing plan with a cash or deferred feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). All employees who have attained age 21 and have completed at least one year of employment during which they worked at least 1,000 hours are eligible to participate.

     Participants may contribute, and receive a deduction for, up to 15% of compensation to the 401 (k) Plan. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan or the flexible benefits plan sponsored by the Company), but does not include compensation in excess of $160,000. The Company, in its discretion, may match participants' salary reduction contributions based upon Company profits for the current fiscal year. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year beginning at the end of a participant's third year of service with the Company until a participant is 100% vested after seven years of service. Participants also will vest in employer matching contributions when they reach the normal retirement age of 65 or later, or upon death or disability regardless of years of service.

     Plan benefits will be paid to each participant in a lump sum. At December 31, 2000, the market value of the 401(k) Plan trust fund was approximately $3,088,000. For the plan year ended December 31, 2000, the Company made a contribution in the amount of $41,000 to the 401(k) Plan Trust of which $1,200 was contributed on behalf of Mr. Schneider.

     Executive Supplemental Retirement Income Master Agreement. The Company maintains a non-tax-qualified executive supplemental retirement income master agreement (the "Master Agreement") for qualifying executives of the Company. Two executives and the Chairman of the Board are currently eligible to participate in the Master Agreement. The Master Agreement provides a supplemental retirement income benefit in an annual amount equal to highest average compensation received by the executive during any 36 month period while employed by the Company, multiplied by a wage replacement percentage designated in the individual executive's joinder agreement, less the actual annual amount available to the executive from the Company's other tax-qualified or nonqualified plans. Benefits under the Master Agreement are payable to the executive upon the benefit age designated in the individual executive's joinder agreement. Benefits will be payable in monthly installments beginning on the executive's benefit age and continuing for a period of months designated in the individual executive's joinder agreement. Payments to an executive, or to his beneficiary, may be made from the Master Agreement upon the executive's death, total or permanent disability, or termination of service with the Company.

     The Master Agreement is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the Master Agreement are payable from the general assets of the Company. During the year ended December 31, 2000 a contribution totaling $8,400 was made on behalf of Mr. Schneider.

     Stock Option Plan. The Pathfinder Bank 1997 Stock Option Plan (the "Stock Option Plan") authorizes the grant of stock options and limited rights to purchase 132,251 shares of Common Stock. The Stock Option Plan authorizes grants of (i) options intended to qualify as "incentive stock options," (ii) options that do not qualify as incentive stock options ("non-statutory options") and
(iii) limited rights (described below) that are exercisable only upon a change in control of the Bank (as defined). Non-employee directors are eligible to receive only non-statutory options. No options were granted during the past fiscal year.

     Grants may be made by the Board of Directors of the Bank or a stock benefits committee, established by the Bank consisting of at least two non-employee members of the Board of Directors (the "Stock Benefits Committee"). In granting options, the Stock Benefits Committee considers factors such as salary, length of employment with the Bank, and the employee's overall performance. To the extent shares are available under the Stock Option Plan, each newly appointed non-employee director shall receive a stock option grant to purchase 7,500 shares of Common Stock. All stock options are exercisable in six equal annual installments beginning January 24, 1999 and continuing each anniversary date thereafter; provided, however, that all options are 100% exercisable in the event the optionee terminates his service due to normal retirement, death or disability, or in the event of a change in control of the Bank. All options must be exercised within 10 years from the date of grant. Stock options may be exercised up to one year following termination of service or such later period as determined by the Stock Benefits Committee. The exercise price of all options is at least 100% of the fair market value of the underlying Common Stock at the time of the grant. Adjusted to reflect the three for two split of the Common Stock, the option exercise price is $6.58 per share. The exercise price may be paid in cash or Common Stock. Common Stock issued in connection with the exercise of options may be from treasury shares or authorized but unissued shares, in which case there will be dilution of the Common Stock holdings of existing shareholders.

     Incentive stock options may be granted only to employees of the Company or the Bank. Non-employee directors will be granted non-statutory stock options. No stock option granted in connection with the Stock Option Plan will be eligible to be treated as an incentive stock option if it is exercised more than three months after the date on which the optionee ceases to perform services for the Company or the Bank, except that in the event of death or disability, a stock option may be eligible to be treated as an incentive stock option if it is exercised within one year; provided, however, that if an optionee ceases to perform services for the Company or the Bank due to normal retirement or following a change in control (as defined in the Stock Option Plan), any incentive stock options exercised more than three months following the date the optionee ceases to perform services will be treated as a non-statutory stock option as described above.

     Simultaneously with the grant of any stock option, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such stock option. The Dividend Equivalent Right provides the grantee with a separate cash benefit equal to 100% of the amount of any extraordinary dividend on shares of Common Stock subject to a stock option. Under the terms of the Stock Option Plan, an extraordinary dividend is any dividend paid on shares of Common Stock that exceeds the Company's weighted average cost of interest bearing liabilities for the current and preceding three quarters. Upon the payment of an extraordinary dividend, Dividend Equivalent Right will receive at the time the related stock option vests cash or some other payment as determined under the Stock Option Plan, equal to 100% of the extraordinary dividend paid on shares of Common Stock plus any earnings thereon, minus any tax withholding amounts. The Dividend Equivalent Right is transferrable only when the underlying stock option is transferable and under the same conditions.

     On December 19, 2000, the Board of Directors and officers voluntarily returned their unvested incentive stock options and non-statutory stock options under the Pathfinder Bank 1997 Stock Option Plan. Accordingly, the options, which would have been earned by participants in the years 2000, 2001, and 2002, will not be vested. At December 31, 2000, the Stock Option Plan had 36,000 options available for grant. The voluntary rescission of the unvested
(undistributed) portion of the 1997 stock option grants by officers and directors of the Company will reduce expense charges under the plan by $121,000 in each of 2000, 2001, and 2002.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
========================================================================================================================
                                                                       Number of Securities
                            Shares Acquired            Value          Underlying Unexercised   Value of Unexercised In-
         Name                Upon Exercise            Realized              Options at           The-Money Options at
                                                                          Fiscal Year-End         Fiscal Year-End(1)
                                                                     Exercisable/Unexercisable Exercisable/Unexercisable
Thomas W.  Schneider              --                     $--                3,000/3,000                  $0/$0
======================  ======================== ==================  ========================= =========================

(1) The options had no value since the aggregate exercise price of such options was greater than the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2000.

     The Board of Directors may amend, suspend or terminate the Stock Option Plan except that such amendments may not impair awards previously granted. Shareholders of the Company must approve any amendment to the Stock Option Plan that would increase the number of options, decrease an option exercise price, extend the term of the Stock Option Plan or any option, or change the persons or category of persons eligible to be granted options. The exercise of options will have a dilutive effect on the ownership interests of existing shareholders. Further, the exercise of options may render more difficult or discourage a merger, tender offer or other takeover attempt even if such transaction or event would be beneficial to shareholders generally, the assumption of control by a holder of a large block of the Company's securities, a proxy contest or the removal of incumbent management.

     Recognition and Retention Plan. The Board of Directors of the Bank has adopted the 1997 Recognition and Retention Plan (the "Recognition Plan") as a method of providing certain employees and non-employee directors of the Bank with a proprietary interest in the Company and the Bank and to provide these individuals with an incentive to increase the value of the Company and the Bank. The Recognition Plan provides for the award of 52,901 shares at no cost to the recipient. Under the Recognition Plan, shares of Common Stock have been awarded in the following amounts to Named Executive Officers, executive officers as a group, non-employee directors, and employees as a group. During the year ended December 31, 2000 no awards were made under the Recognition Plan.

     The Stock Benefits Committee, composed of the non-employee directors of the Bank, administers the Recognition Plan, and makes awards to officers and employees pursuant to the Recognition Plan. Awards to non- employee directors are fixed by the terms of the Recognition Plan. Awards of Common Stock that have not vested under the Recognition Plan ("Restricted Stock") are nontransferable and nonassignable. Participants in the

Recognition Plan become vested in shares of Restricted Stock over a six-year period beginning on January 24, 1999; provided, however, that the Stock Benefits Committee may accelerate or extend the vesting rate on any awards made to officers and employees after the effective date of the Recognition Plan. Awards to executive officers and outside directors become fully vested upon termination of employment or service due to normal retirement, death or disability, or following a termination of employment or service in connection with a change in control (as defined therein) of the Company or the Bank. Upon termination of employment or service for any other reason, unvested shares are forfeited. When a participant's Restructured Stock vests, the participant will recognize ordinary income equal to the fair market value of the shares vested, unless the participant previously made an irrevocable election to be taxed on the shares of Restricted Stock awarded to him in the year of the award. The amount of income recognized by a participant will be a deductible expense of the Company for Federal income tax purposes. A participant is entitled to receive any cash dividends paid on the Restricted Stock both before and after vesting of the Restricted Stock. Stock dividends declared by the Company and paid on Restricted Stock that has not vested are subject to the same restrictions as the Restricted Stock until such shares vest.

     On December 19, 2000, the Board of Directors voluntarily returned their unvested Restricted Stock Awards accepted under the Recognition Plan. Accordingly, the shares, which would have been earned by participants in the years 2000, 2001, and 2002, will not be issued and will be retained by the Recognition Plan. At December 31, 2000 the Recognition Plan had 15,750 shares of Common Stock available for grant.

     As a result of the voluntary return of unvested shares by officers and directors of the Company expense charges under the Recognition Plan will be reduced by $82,500 in each of 2000, 2001, and 2002.

Transactions With Certain Related Persons

     All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

- --------------------------------------------------------------------------------
                     PROPOSAL 2--PLAN OF CHARTER CONVERSION
- --------------------------------------------------------------------------------

General

     On November 21, 2000, the Board of Directors of the Company unanimously approved a Plan of Charter Conversion by which the Company would convert its charter from a Delaware corporation to a Federal corporation chartered by the Office of Thrift Supervision ("OTS"). This action was taken by the Board of Directors after evaluating the advantages and disadvantages of being regulated as (i) a bank holding company by both the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York Banking Department, compared to (ii) a savings and loan holding company exclusively by the OTS. This action also was taken in light of the decision by the Board of Trustees of the Mutual Holding Company similarly to convert the Mutual Holding Company from its current New York charter to a Federal mutual holding company charter. In connection with the conversion of the Company and the Mutual Holding Company to Federal charters, the Bank will make an election under Section 10(l) of the Home Owners' Loan Act to have its holding companies chartered and regulated by the OTS. However, the Bank itself will retain its New York state savings bank charter.

     The Company currently operates in what is commonly referred to as the "two-tier" mutual holding company structure, whereby the Mutual Holding Company owns approximately 60.7% of the Company's outstanding common stock and the Company owns 100% of the outstanding common stock of the Bank. As a result, both the Company and the Mutual Holding Company are regulated as mutual savings bank holding companies under New York and Federal law. The Company has the choice of being regulated as either (i) a mutual savings bank holding company by the Federal Reserve Board and the New York Banking Department, or (ii) a mutual savings and loan holding company by the OTS. OTS regulations, however, require that if the Company chooses to be regulated as a mutual savings and loan holding company, both the Company and the Mutual Holding Company must be chartered as federal corporations. It is for this reason that we are asking shareholders to approve the conversion of the Company's existing Delaware charter to a Federal corporation pursuant to the Plan of Charter of Conversion.

     The charter conversion will be accomplished substantially as follows or in any other manner acceptable to the Board of Directors and applicable bank regulatory authorities: (i) the Mutual Holding Company will organize a Federal corporation as a federal mid-tier stock holding company subsidiary; (ii) the Company will merge with and into the Federal corporation with the Federal corporation as the surviving entity; and (iii) in connection with the merger in step (ii) above, all of the issued and outstanding shares of Company common stock will be canceled and converted into and become an equal number of shares of common stock of the Federal corporation, by operation of law. The agreement by which the merger referred to in step (ii) will occur is attached to this proxy statement as Exhibit D. The description of the charter conversion herein is qualified in its entirety by reference to this agreement.

     The Company and the Mutual Holding Company have made application to the OTS, the chartering authority for mutual holding companies, for approval of the charter conversions. However, this application is still under review by the OTS and has not yet been approved. Consummation of the charter conversions, even if approved by shareholders of the Company, will be subject to approval by the OTS. If the Company and the Mutual Holding Company fail to receive OTS approval or if OTS approval is made subject to conditions that the Board of Directors deems unacceptable, the charter conversions will not be consummated.

     Set forth below is a discussion of the reasons for the charter conversion, the impact of the charter conversion on the Company, and a comparison of regulatory differences and differences in shareholders' rights that will result from the charter conversion. The following discussion includes a discussion of the material differences between the Company's current Delaware Certificate of Incorporation and Bylaws and the Company's proposed Federal Charter and Bylaws. The following discussion is qualified in its entirety by reference to these corporate documents. Shareholders are urged to review these documents for additional details. The proposed Federal Charter and Bylaws are attached to this proxy statement as Exhibits B and C, respectively.

Reasons for the Charter Conversion of the Company

     The Board of Directors believes that the charter conversion of the Company is advisable and in the best interests of the Company and its shareholders. Among the factors considered by the Board of Directors in approving the Plan of Charter Conversion were the following:

o The OTS has recently adopted final rules that the Board of Directors believes enhance the attractiveness of the federal mutual holding company charter and will benefit the Company and its shareholders. The new OTS rules will permit the Mutual Holding Company to waive the receipt of dividends paid by the Company without causing dilution to the ownership interests of Minority Shareholders in the event of a conversion of the Mutual Holding Company to stock form. By contrast, the Federal Reserve Board has not, as a matter of policy, permitted mutual holding companies to waive the receipt of dividends and management of the Company does not believe that this policy of the Federal Reserve Board will change in the foreseeable future. The Board of Directors believes that it is important for the Mutual Holding Company to be able to waive the receipt of dividends if it has no immediate need for additional capital. A waiver of dividends by the Mutual Holding Company of dividends will enable the Company to retain capital that can be more beneficially invested by the Company or the Bank for the benefit of all shareholders. Moreover, if the Mutual Holding Company waives the receipt of dividends from the Company, there will be no tax payable on the waived dividends. This will save cash resources of the Company and will increase the amount of cash available for investments, including contributing additional capital to the Bank as market conditions require.

o The OTS also has proposed new rules regarding the regulation and operation of mutual holding companies that, if adopted, would significantly enhance the mutual holding company structure. In particular, the OTS has proposed rules that would facilitate ongoing operations, capital raising, acquisition flexibility and stock benefits in order to make mutual holding companies more competitive with stock holding companies. Even if the proposed OTS rules are not adopted in final form, the OTS has expressed its interest generally in making the mutual holding company charter a charter of choice for mutual institutions considering converting to stock form.

o The Board of Directors of the Company also believes that the OTS, among regulators, has the greatest expertise in regulating mutual holding companies and in processing mutual holding company transactions, which typically raise more complex issues than transactions by stock holding companies. The Board of Directors wishes to take advantage of this expertise so that the Company and the Bank may pursue potential transactions with a higher level of certainty. However, there are no such transactions that are currently contemplated by the Company.

o Under current OTS regulations, a federally chartered holding company has no consolidated capital requirements, which enhances the flexibility to leverage its balance sheet and finance acquisitions. By contrast, the Company currently is subject to capital adequacy guidelines for bank holding companies.

o The federal mutual holding company charter has been modernized and improved under recently enacted financial modernization legislation. Specifically, federal mutual holding companies now have all of the powers of financial holding companies, plus certain additional enumerated powers.

o The charter conversion will result in the Company and the Mutual Holding Company being regulated by the OTS only. Currently, the Mutual Holding Company and the Company are regulated by both the Federal Reserve Board and the New York Banking Department.

o As a Delaware corporation, the Company currently is subject to annual Delaware franchise taxes. Following its conversion to a Federal charter, the Company would no longer be subject to such annual taxes, thereby reducing the Company's annual non-interest expense.

     The Board of Directors of the Company also considered the potential disadvantages of the charter conversion. Among the potential disadvantages is a proposed amendment by the OTS to its mutual-to-stock conversion regulations that would require a converting institution (including the Mutual Holding Company) to demonstrate in its business plan that it would have a return on equity that is acceptable to the OTS without regard to dividends or stock repurchases. If adopted, the new rule would give the OTS considerable discretion to deny stock conversion applications by well- capitalized institutions. There can be no assurance that this proposed rule will be adopted in final form, nor can the Company draw any conclusions as to how any regulation might be applied either generally or specifically to the Mutual Holding Company in the event of a "second-step conversion." The Company and the Mutual Holding Company have no current plans to undertake a second-step conversion.

Conditions to the Charter Conversion

     The charter conversion will not be completed unless: (i) the Plan of Charter Conversion is approved by a majority of the outstanding shares of common stock of the Company; (ii) the Company receives a favorable opinion of counsel as to the federal income tax consequences of the charter conversion; and (iii) the charter conversion is approved by the OTS.

     The Mutual Holding Company, which owns a majority of the outstanding shares of common stock of the Company, intends to vote its shares in favor of the Plan of Charter Conversion. In addition, members of the Board of Directors and management of the Company intend to vote their shares in favor of the Plan of Charter Conversion.

     As of the Record Date, the Mutual Holding Company beneficially owned approximately 60.7% and directors and management of the Company beneficially owned approximately 7.2% of the outstanding shares of the Company. If the Mutual Holding Company votes all of its shares in favor of the Plan of Charter Conversion, the approval of the Plan of Charter Conversion would be assured.

Impact of the Charter Conversion on Operations

     The charter conversion will have no impact on the daily operations of the Company, the Bank, or the Mutual Holding Company. The Bank is retaining its New York savings bank charter and will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the charter conversion. The charter conversion is not expected to result in any material increased expenses or regulatory burden to the Mutual Holding Company, the Company or the Bank. Following the charter conversion, the Company will continue to file periodic reports and proxy materials with the Securities and Exchange Commission (the "SEC").

Holding Company Powers and Regulation

     The following is a description of the powers and regulation of mutual bank holding companies regulated by the Federal Reserve Board and mutual savings and loan holding companies regulated by the OTS. This description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

     Regulatory Authority. Currently, the Company is regulated as a bank holding company by the Federal Reserve Board under the Bank Holding Company Act and the regulations of the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and for unsafe or unsound practices.

     Following the charter conversion, the Company will be regulated as a mutual savings and loan holding company under the Home Owners' Loan Act, and will be required to register with and be subject to OTS examination and supervision, as well as certain OTS reporting requirements. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the Bank.

     Permissible Activities. The Bank Holding Company Act generally prohibits a bank holding company (including a mutual savings bank holding company) from engaging directly or indirectly in activities other than those directly related to or incidental to banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things: owning a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full payout, non- operating basis; selling money orders, travelers' checks and United States savings bonds; appraising real estate and personal property; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The recently enacted Gramm-Leach-Bliley Act has expanded the permissible activities of bank holding companies that elect to be regulated as "financial holding companies." Financial holding companies are companies that elect to be so treated and that meet certain safety and soundness requirements, and have a "satisfactory" rating under the Community Reinvestment Act. Financial holding companies have authority to engage in activities that are determined to be "financial in nature" or complementary or incidental to such activities, including insurance and securities underwriting activities. The Company has not elected to be regulated as a financial holding company.

     Under the Home Owners' Loan Act and OTS regulations, a federal mutual holding company is permitted to, among other things: (i) own a savings association or savings bank; (ii) acquire a mutual institution; (iii) merge with or acquire another mutual holding company, one of whose subsidiaries is a savings institution; (iv) acquire non- controlling amounts of the stock of savings institutions and savings institution holding companies, subject to certain restrictions; (v) invest in any corporation that a savings association may invest in under federal law or under the law of any state where the savings association has its home office; (vi) furnish or perform management services for a savings institution subsidiary; (vii) hold, manage or liquidate assets owned or acquired from a savings institution subsidiary of such company; (viii) hold or manage properties used or occupied by a savings institution subsidiary of such company; and (ix) act as a trustee under deed or trust. In addition, a federal mutual holding company may engage in any other activity that is permissible for bank holding companies under the Bank Holding Company Act, or in which multiple savings and loan companies may engage. Finally, under recently enacted financial modernization legislation, federal mutual holding companies may engage in any activity in which a financial holding company may engage, including maintaining an insurance agency, escrow business and underwriting securities and insurance. Moreover, a federal mutual holding company may engage in the activities of a financial holding company without having to make the financial holding company election that is applicable to bank holding companies.

     Holding Company Regulatory Capital Requirements. As a savings bank holding company, the Company currently is subject to the Federal Reserve Board's capital adequacy guidelines on a consolidated basis. Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized savings bank. Following the charter conversion, the Company would be regulated as a mutual savings and loan holding company, and mutual savings and loan holding companies do not have any regulatory capital requirements. Accordingly, after the charter conversion, the Company would not be subject to the capital requirements of the Federal Reserve Board.

     Mergers and Acquisitions. As a savings bank holding company, the Company currently is required to obtain the approval of the Federal Reserve Board before: (i) acquiring, directly or indirectly, the ownership or control of any voting securities of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company. The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company, or from acquiring such an institution or company by merger, consolidation, or purchase of its assets, without the prior written approval of the OTS. In evaluating applications by holding companies to acquire other financial institutions, both the OTS and the Federal Reserve Board consider the financial and managerial resources and future prospects of the acquiror and the merging institution, the convenience and needs of the community and competitive factors.

     Payment of Cash Dividends. The Federal Reserve Board has issued a policy statement on payment of cash dividends by bank holding companies that states that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board has also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "under-capitalized." OTS regulations generally do not restrict the ability of a savings and loan holding company to pay dividends.

     Stock Repurchases. A bank holding company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of its consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues. The FDIC restricts stock repurchases by recently converted holding companies of savings institutions or mutual holding companies to 5% of their outstanding shares during the first year after a mutual-to-stock conversion, with no restrictions thereafter. The OTS restricts stock repurchases by holding companies of recently converted savings institutions or mutual holding companies to 5% of their outstanding shares during the first year after a conversion. However, following the first year anniversary of the conversion, the OTS imposes no restrictions on stock repurchases.

     Qualified Thrift Lender Test. In order for the Company to be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), the Bank must qualify as a "qualified thrift lender" under OTS regulations or satisfy the "domestic building and loan association" test under the Internal Revenue Code. Under the qualified thrift lender test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12 month period. The Bank currently maintains the majority of its portfolio assets in qualified thrift investments and would have met the qualified thrift lender test in each of the last 12 months had the Bank been subject to this test. The Bank will be required to continue to focus primarily on residential real estate lending so long as its holding companies are regulated by the OTS.

     Federal Securities Laws. The Company's common stock currently is registered with the SEC under the Securities Exchange Act of 1934. The Company currently observes the information, proxy solicitation, insider trading restrictions and other requirements under this act. The charter conversion will not change the registration of the common stock under this act, as the Company will continue to comply with the requirements of this act following the charter conversion.

Indemnification of Officers and Directors and Limitation of Liability

     The Company's current Certificate of Incorporation and Bylaws seek to ensure that the ability of directors and executive officers to exercise their best business judgment in managing corporate affairs, subject to their continuing fiduciary duties of loyalty to the Company and its shareholders, is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The Certificate of Incorporation provides that a director or officer of the Company while serving as such shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees or penalties and amounts paid in settlement) reasonably incurred or suffered by such persons. The right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, if required under the Delaware General Corporation Law, any such advancement of expenses is subject to the indemnified person's undertaking to repay all amounts so advanced if a final judicial decision finds that the person was not entitled to be indemnified. Generally, under the Delaware General Corporation Law, an individual may not be indemnified (i) in connection with a proceeding by or in the right of the Company in which the individual was adjudged liable to the Company, or (ii) in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him, unless a court determines he is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     In addition, the Company's current Certificate of Incorporation provides that a director will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of his duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising from certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     The proposed federal mid-tier holding company Charter and Bylaws do not similarly provide for indemnification of directors and executive officers or for limitation of liability of these persons. However, the OTS has indicated that as a matter of policy, mid-tier stock holding companies are subject to the same regulations with respect to indemnification to which federal savings banks are subject. OTS regulations require a federal savings bank to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought or threatened against them by reason of their performance as directors, officers, or employees. Indemnification may be made only if final judgment on the merits is in the person's favor or in case of (i) settlement, (ii) final judgment against the person, or (iii) final judgment in such person's favor, other than on the merits, if a majority of the disinterested directors of the savings bank determine that the person was acting in good faith within the scope of such person's employment or authority as such person could reasonably have perceived it under the circumstances and for a purpose such person could have reasonably believed under the circumstances was in the best interests of the savings bank or its shareholders. If a majority of the disinterested directors of the savings bank concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action. A savings bank is required to give the OTS at least sixty (60) days notice of its intention to make indemnification and no indemnification shall be made if the OTS objects to the savings bank in writing.

     To the best of management's knowledge, there is currently no pending or threatened litigation for which indemnification may be sought.

Comparison of Stockholder Rights and Certain Anti-Takeover Provisions

     As a result of the charter conversion, holders of the Company's common stock, whose rights are presently governed by the Certificate of Incorporation and Bylaws of the Company as a Delaware corporation, will become shareholders of the Company whose rights will be governed by the Federal Charter and Bylaws of the Company.

     Capital Stock. The Company's Delaware Certificate of Incorporation authorizes the Company to issue 9 million shares of common stock, par value $.10 per share, and does not authorize the issuance of preferred stock. The Company's Federal Charter would authorize the Company to issue ten million shares of common stock, par value $.01 per share, as well as one million shares of preferred stock.

     Cumulative Voting. Neither the Company's Delaware Certificate of Incorporation or the Company's Federal Charter provide for cumulative voting. The absence of cumulative voting means that the holders of a majority of the shares voted at a meeting of shareholders may elect all the directors of the Company, thereby precluding minority stockholder representation on the Board of Directors.

     Preemptive Rights. Under both the Company's Delaware Certificate of Incorporation and the Company's Federal Charter, holders of common stock will not be entitled to preemptive rights with respect to any shares that may be issued.

     Vacancies on the Board of Directors. Under the Company's Delaware Certificate of Incorporation, a majority vote of directors then in office may appoint new directors to fill vacancies on the Board and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. In contrast, the Company's Federal Charter provides that any director appointed by a majority of the remaining directors to fill a vacancy shall serve for a term of office continuing only until the next election of directors by shareholders.

     Number and Term of Directors. The Company's Delaware Certificate of Incorporation provides that the number of directors shall be fixed from time to time exclusively by the Board of Directors and that the directors shall be divided into three classes. The Bylaws provide that the number of directors shall be not less than seven or more than 20. The Company's Federal Charter provides that the number of directors shall be not fewer than five nor more than 15, unless the OTS approves a greater or lesser number. The Company's Federal Bylaws specify that the number of directors shall be seven. The Federal Bylaws also provide for the Board of Directors to be classified into three classes as nearly equal in number as possible.

     Presentation of New Business or Nominations for Director at Meetings of Shareholders. The Company's Delaware Bylaws generally provide that for a stockholder to properly bring business before an annual meeting of shareholders or make a nomination to the Board of Directors, he must deliver notice not less than 90 days prior to the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting.

     The Company's Federal Bylaws provide that any new business to be taken up at an annual meeting of shareholders must be filed with the Secretary of the Company at least five days prior to the date of the annual meeting. Such Bylaws also provide that no nominations for directors by shareholders shall be considered at an annual meeting unless made by shareholders in writing and delivered to the Secretary of the Company at least five days prior to the date of the annual meeting.

     Amendment of Chartering Instrument and Bylaws. Amendments to the Company's Delaware Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights of certain persons owning in excess of 5% of the outstanding shares, described below) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provisions limiting voting rights, the provisions relating to approval of certain business combinations, provisions relating to the calling of special meetings of shareholders, the number and classification of directors, and director and officer indemnification by the Company. The Company's current Delaware Bylaws may be amended by its Board of Directors or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders.

     The Company's Federal Charter may be amended if such amendment is proposed by the Board of Directors and approved by shareholders by a majority of the votes eligible to be cast, unless a higher vote is required by the OTS. The Company's Federal Bylaws may be amended upon approval by a majority vote of the authorized Board of Directors or by a majority vote of the votes cast by shareholders of the Company (and upon receipt of approval by the OTS, if applicable).

     Evaluation of Offers. The Company's Delaware Certificate of Incorporation provides that the Board of Directors, when evaluating any offer to (i) make a tender or exchange offer for any equity securities of the Company, (ii) merge or consolidate the Company with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to all relevant factors, including without limitation, the social and economic effect of acceptance of the offer on the Company's present and future customers and employees and those of its subsidiaries; on the communities in which the Company and its subsidiaries operate or are located; on the ability of the Company to fulfill its corporate objectives as a savings bank holding company; and on the ability of its subsidiary savings bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations. The Company's proposed Federal Charter has no similar provision.

     Limitation on Voting Rights. The Company's current Certificate of Incorporation provides that no person who beneficially owns, directly or indirectly, in excess of 5% of the then outstanding shares of common stock of the Company (the "Limit") shall be entitled or permitted to vote in respect of the shares held in excess of the Limit (except that this restriction and limitation shall not apply to the Mutual Holding Company or any tax qualified employee stock benefit plan established by the Company). The proposed Federal Charter does not contain a similar provision regarding voting of shares in excess of the Limit.

Optional Exchange of Stock Certificates

     After the charter conversion, stock certificates evidencing shares of common stock of the Company under its Delaware Certificate of Incorporation and Bylaws will represent, by operation of law, the same number of shares of Company common stock under the Federal Charter. Holders of common stock will not be required to exchange their existing stock certificates for new stock certificates of the Company as a Federal corporation, but will have the option to do so. DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY AT THIS TIME.

Tax Consequences

     The Company has received an opinion of its special counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., that the charter conversion constitutes a reorganization under Section 368 of the Internal Revenue Code, and that no gain or loss will be recognized by Company shareholders as a result of the charter conversion. It should be noted that this opinion of counsel is not binding upon the Internal Revenue Service. Each Company stockholder should consult his own tax counsel as to specific federal, state and local tax consequences of the charter conversion, if any, to such stockholder.

Accounting Treatment

     The charter conversion will be accounted for in the same manner as a pooling-of-interests transaction.

Amendment or Termination of the Plan of Charter Conversion

     The Board of Directors of the Company may cause the Plan of Charter Conversion to be amended or terminated if the Board determines for any reason that such amendment or termination would be advisable. However, no such amendment may be made to the Plan of Charter Conversion after stockholder approval if such amendment is deemed to be materially adverse to the shareholders of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE CHARTER CONVERSION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE PLAN OF CHARTER CONVERSION.

- --------------------------------------------------------------------------------
               PROPOSAL 3--RATIFICATION OF APPOINTMENT OF AUDITORS
- --------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers, LLP, to be the Company's auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's shareholders. At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers, LLP, for the Company's fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of PricewaterhouseCoopers, LLP, as the auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers, LLP, as auditors for the 2001 fiscal year.

- --------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
- --------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 214 West First Street, Oswego, New York 13126, no later than December 5, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

- --------------------------------------------------------------------------------
                                  OTHER MATTERS
- --------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

     The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the shareholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the shareholder's name, record address, and number of shares owned by the shareholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the Annual Meeting of Shareholders is expected to be held is April 24, 2002. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2002 Annual Meeting of Shareholders must be given to the Company no later than January 25, 2002.

- --------------------------------------------------------------------------------
                                  MISCELLANEOUS
- --------------------------------------------------------------------------------

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO MELISSA A. MILLER, CORPORATE SECRETARY, PATHFINDER BANCORP, INC., 214 WEST FIRST STREET, OSWEGO, NEW YORK 13126, OR CALL AT 315/243-0057.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                               /s/ Melissa A. Miller
                                               -------------------------------
                                               Melissa A. Miller
                                               Corporate Secretary
Oswego, New York
April 4, 2001

                                                                      EXHIBIT A
                            Pathfinder Bancorp, Inc.
                                 Pathfinder Bank
                   Audit Committee of the Board of Directors'
                                     Charter


(1)      Purpose

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Pathfinder Bancorp. Inc. ("the Company") to any governmental body or the public: the Company's systems of internal controls regarding finance, accounting, and compliance that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

              o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

              o Review and appraise the audit efforts of the Company's independent accountant and internal auditing department.

              o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section N of this Charter.

(2)      Composition

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. In order to be independent the member shall not:

             o    Have been employed by the Company in the preceding three years
             o Have received compensation in excess of $60,000 during the previous year other than for director's fees or benefits under a tax-qualified retirement plan
             o Be an immediate family member of an executive officer who is employed by or has been employed by the Company in the last three years.
             o Be a partner or controlling shareholder of a for-profit business to which the Company made or received significant payments in the last three years. Payments arising from dividends on the Company's stock are exempt. Significant payments are defined as the higher of 5% of the Company's revenues or $200,000.

              o Serve as executive officer of another company where any Pathfinder corporate executive serves on that company's compensation committee.

         The Board may elect to override the independence requirements for one director unless the director is a current employee or an immediate family member of an executive officer.

         All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company, an outside consultant, trade group or other provider.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

(4)      Responsibilities and Duties

         To fulfill its responsibilities and duties the Audit Committee shall:

         Documents/Reports Review

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certifications, report, opinion, or review rendered by the independent accountants.

         3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

         4. Review with financial management the quarterly earnings of the Company prior to its filing or prior to the release of earnings. The Chair of the Committee or the full Board may represent the Committee for purposes of this review.

         Independent Accountants

         5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

         6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         Financial Reporting Process

         8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

         9. Consider the independent accountants' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         10. Consider and approve, if appropriate major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

         Process improvements

         11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

         12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

         14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

         Internal Audit and Compliance

         15. Review activities, organizational structure, and qualifications of the internal audit department.

         16. Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

         17. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan

         18. Review, with the organization's counsel, and legal matter that could have a significant impact on the organization's financial statements.

         19. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      EXHIBIT B


                            PATHFINDER BANCORP, INC.

                          STOCK HOLDING COMPANY CHARTER


     Section 1. Corporate Title. The full corporate title of the Mutual Holding Company subsidiary holding company is Pathfinder Bancorp, Inc. (the "Company").

     Section 2. Domicile. The domicile of the Company shall be located in the City of Oswego in the State of New York.

     Section 3. Duration. The duration of the Company is perpetual.

     Section 4. Purpose and Powers. The purpose of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

     Section 5. Capital Stock. The total number of shares of all classes of the capital stock which the Company has authority to issue is 11,000,000 of which 10,000,000 shares shall be common stock, par value $0.01 per share, and of which 1,000,000 shares shall be serial preferred stock. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Company), labor, or services actually performed for the Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Company that is transferred to common stock or paid in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to the parent mutual holding company) of the Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no cumulation of votes for the election of directors. Provided, that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Company if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Company in a merger or consolidation for the Company, shall not be considered to be such an adverse change.

     A description of the different classes and series of the Company's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

     A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides there shall be no such cumulative voting.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of the Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a)  The   distinctive   serial   designation  and  the  number  of  shares
constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     Section 6. Preemptive Rights. Holders of the capital stock of the Company shall not be entitled to preemptive rights with respect to any shares of the Company which may be issued.

     Section 7. Directors. The Company shall be under the direction of a board of directors. The authorized number of directors, as stated in the Company=s bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     Section 8. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

PATHFINDER BANCORP, INC.


ATTEST:
                                         /s/ Melissa A. Miller
                                         --------------------------------------
                                         Melissa A. Miller, Corporate Secretary


                                    By:  /s/ Thomas W. Schneider
                                         --------------------------------------
                                         Thomas W. Schneider, President
                                          and Chief Executive Officer


OFFICE OF THRIFT SUPERVISION


ATTEST:
                                           ------------------------------------
                                      Secretary of Office of Thrift Supervision

                                       Director of Office of Thrift Supervision


Effective Date:
                  ---------------------

                                                                     EXHIBIT C

                            PATHFINDER BANCORP, INC.

                                     BYLAWS


                             ARTICLE I - Home Office

     The home office of Pathfinder Bancorp, Inc. (the "Company") shall be 214 West First Street, Oswego, New York 13126-2547.

                            ARTICLE II - Shareholders

     Section  1.  Place  of  Meetings.   All  annual  and  special  meetings  of
shareholders shall be held at the home office of the Company or at such other convenient place as the Board of Directors may determine.

     Section 2. Annual Meeting. A meeting of the shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year on the fourth Wednesday of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 10:00 a.m., or at such other date and time within such 150-day period as the Board of Directors may determine.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the AOffice@), may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the chairman of the board, the president or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert=s Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the Board of Directors adopts another written procedure for the conduct of meetings. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this
Article II with postage prepaid. When any shareholders meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7. Voting List. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Company and shall be subject to inspection by any shareholder of record or the shareholder=s agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder=s agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures described in ' 552.6(d) of the Office's regulations as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company any one ore more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Cumulative Voting. Stockholders may not cumulate their votes for election of directors.

     Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least five days prior to the date of the annual meeting.

     Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days prior to the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action to be taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - Board of Directors

     Section 1. General Powers. The business and affairs of the Company shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2. Number and Term. The Board of Directors shall consist of 9 members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Company unless the company is a wholly-owned subsidiary of a holding company.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Company's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if sent by mail, when delivered to the telegraph company if sent by telegram or when the Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     Section 11. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

     Section 13. Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - Executive And Other Committees

     Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Company or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one days notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

     Section 1. Positions. The officers of the Company shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Company. The offices of the secretary and treasurer may be held by the same person and a vice president also may be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the Company shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officers death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - Contracts, Loans, Checks, and Deposits

     Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees, or agents of the Company in such manner as shall from time to time be determined by the Board of Directors.

     Section 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the association in any duly authorized depositors as the Board of Directors may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

                    ARTICLE VIII - Fiscal Year; Annual Audit

     The fiscal year of the Company shall end on the last day of December of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                             ARTICLE IX - Dividends

     Subject only to the terms of the Company's charter and the regulations and orders of the Office, the Board of Directors may, from time to time declare, and the Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - Corporate Seal

     The Board of Directors shall provide a Company seal which shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - Amendments

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting; and (ii) receipt of any applicable regulatory approval. When a Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                                                                     EXHIBIT D

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                     PATHFINDER BANCORP, INC. (New York) AND
                       PATHFINDER BANCORP, INC. (Federal)

     THIS AGREEMENT OF MERGER, dated as of ______, 2001, is made by and between Pathfinder Bancorp, Inc., a New York corporation ("Mid-Tier Holding Company"), and Pathfinder Bancorp, Inc., a federal corporation (the "Federal Mid-Tier").

                                R E C I T A L S :

     1. The Mid-Tier Holding Company is a New York corporation. As of the date hereof, the Mid-Tier Holding Company has authorized capital stock consisting of __________ shares of common stock and __________ shares of preferred stock, of which there are __________ shares of common stock and no shares of preferred stock issued and outstanding.

     2. Federal Mid-Tier is a federally chartered subsidiary holding company. As of the date hereof, the Federal Mid-Tier has authorized capital stock consisting of ______________ shares of common stock and ___________ shares of preferred stock, of which there are ______ shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

     3. At least two-thirds of the members of the board of directors of the Mid-Tier Holding Company and the board of directors of the Federal Mid-Tier have approved this Merger Agreement whereby Mid-Tier Holding Company shall be merged with and into the Federal Mid-Tier with the Federal Mid-Tier as the surviving or resulting mid-tier holding company (the "Mid-Tier Merger"), and authorized the execution and delivery thereof.

     4. At least two thirds of the issued and outstanding shares of Mid-Tier Holding Company common stock and Federal Mid-Tier common stock have been voted in favor of the Mid-Tier Merger.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Effective Date of the Mid-Tier Merger, (i) the Mid-Tier Holding Company shall merge with and into the Federal Mid-Tier with Federal Mid-Tier as the resulting entity (the "Resulting Company"), and (ii) the Mid-Tier Holding Company stockholders shall receive shares of Federal Mid-Tier common stock in exchange for their Mid-Tier Holding Company common stock on a one for one basis.

     2. Effective Date. The Mid-Tier Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and two-thirds of the outstanding shares of Federal Mid-Tier.

     3. Name.  The name of the Resulting  Company  shall be Pathfinder  Bancorp,
Inc.

     4. Offices. The main office of the Resulting Company shall be 214 West First Street, Oswego, New York 13126.




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     5. Directors and Officers.  The directors and officers of Mid-Tier  Holding
Company and one additional director of Pathfinder Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Company after the Effective Date.

     6. Rights and Duties of the Resulting Company. At the Effective Date, the Mid-Tier Holding Company shall be merged with and into the Federal Mid-Tier with the Federal Mid-Tier as the Resulting Company. The business of the Resulting Company shall be that of a federal stock holding company as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Resulting Company by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company and the Federal Mid-Tier. The Resulting Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company and the Federal Mid-Tier immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company and Federal Mid-Tier, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company and the Federal Mid-Tier. All rights of creditors and other obligees and all liens on property of the Mid-Tier Holding Company and Federal Mid-Tier shall be preserved and shall not be released or impaired.

     IN WITNESS WHEREOF, the Mid-Tier Holding Company and Federal Mid-Tier have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.


                                                Pathfinder Bancorp, Inc.
                                                (a federal corporation)
ATTEST:


/s/ Melissa A. Miller                       By: /s/ Thomas W. Schneider
- --------------------------------------         --------------------------------
Melissa A. Miller, Corporate Secretary           Thomas W. Schneider, President


                                                 Pathfinder Bancorp, Inc.
                                                 (a New York corporation)
ATTEST:

/s/ Melissa A. Miller                       By: /s/ Thomas W. Schneider
- --------------------------------------         --------------------------------
Melissa A. Miller, Corporate Secretary           Thomas W. Schneider, President



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